Exhibit 10.3

PREFERRED SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (hereinafter referred to as the “Agreement”), is entered into as of this June 17, 2009, by and between ONE Holdings, Corp. (formally known as Contracted Services, Inc.), a Florida corporation (the “InvestCo” or the “Company”) and Green Planet Bioengineering, Co., Ltd., Inc, a Delaware corporation (“Green Planet”) (collectively referred to as the “Parties” and individually as a “Party”).

W I T N E S S E T H

WHEREAS, Green Planet desires to sell to InvestCo and InvestCo desires to purchase from Green Planet $15,000,000 worth of Green Planet Series A Convertible Preferred Stock (“GP Preferred Stock”), which provides for super voting and conversion rights subject to the terms and conditions of this Agreement; and

WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE OF GP PREFERRED STOCK

1.1

Purchase.   Green Planet hereby agrees to sell to InvestCo and InvestCo hereby agrees to purchase from Green Planet Thirty Thousand Two Hundred and Thirty Nine (30,239) shares of GP Preferred Stock. Each share of the GP Preferred Stock shall  (a) provide InvestCo with the right to vote 1,000 votes  on all matters submitted to a vote of the shareholders of Green Planet and (b) be convertible into 1,000 shares of Green Planet common stock.  InvestCo shall pay to Green Planet for said shares of GP Preferred Stock $15,000,000 (the “Purchase Price”) which shall be paid by InvestCo through the issuance to Green Planet of 10,329,551 InvestCo Common Stock (“InvestCo Stock”).

1.2

Green Planet hereby agrees that: (i) thirty five percent (35%) of the InvestCo Common Stock issued to Green Planet as set forth in Section 1.2 above shall be deposited into an Escrow; and (ii) in the event Green Planet’s EBITDA for fiscal year 2009 is less than Green Planet’s EBITDA for fiscal 2008, the number of shares issuable to Green Planet under Section 1.1 above shall be reduced (the “Adjustment”) by the number obtained in the following formula:  (i) number of shares of InvestCo Stock received by Green Planet according to Section 1.1 less (ii) the product of the 2009 EBITDA multiplied by the number of shares of InvestCo Stock received by Green Planet divided by 2008 EBITDA (the “Adjustment Shares”); and (iii) in the event there are not sufficient number of Adjustment Shares to compensate InvestCo for such Adjustment, Green Planet shall deliver to InvestCo such number of InvestCo shares as are needed to achieve the correct number of Adjustment Shares within 5 days following InvestCo’s written request.

1.3

Subject to the provisions of Section 1.2 and subject to Green Planet’s compliance with applicable securities laws, after the applicable holding period, Green Planet shall be entitled to sell the

1

shares of InvestCo Common Stock in the public market to raise capital, if required for Green Planet’s business needs.  Except as otherwise expressly provided herein and subject to the resale requirements of Rule 144 promulgated under the Securities Act of 1933, as amended, or any other rule or agreement that otherwise restricts Green Planet from selling the InvestCo Stock, Green Planet agrees that it may only sell the InvestCo Stock subject to the following conditions commencing from the date of this Agreement until 3 years thereafter (the “Lock Up/Leak Out Period”) as follows:

(i)

if on any day the Shareholder desires to sell any of the InvestCo Stock, the Shareholder will not sell more than 10% of the average daily volume of trading in the Investco Stock for the ten (10) consecutive trading days immediately preceding any such trading day;

(ii)

Green Planet will only sell the InvestCo Stock at the "offer" or "ask" price stated by the relevant market maker and Green Planet agrees that it will not sell InvestCo Stock at the "bid" price.

(iii)

Green Planet agrees that it will not engage in any short selling of the InvestCo Stock during the Lock-Up/Leak Out Period.

(iv)

Green Planet agrees that it will comply with all obligations and requirements under applicable “insider” trading rules; and

Except as set forth in this Section 1.3, Green Planet agrees that it will not transfer, pledge, or hypothecate the InvestCo Stock without the prior written consent of InvestCo.

1.4

Piggy-Back Registration.

(i)

If, at any time prior to December 31, 2010, InvestCo proposes to file a registration statement under the Securities Act with respect to an offering by InvestCo or any other party of InvestCo Common Stock (other than a registration statement on Form S-4 or S-8 or any successor form or a registration statement filed solely in connection with an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of InvestCo), then InvestCo, on each such occasion, shall give written notice (each, a "InvestCo Piggy-Back Notice") of such proposed filing to Green Planet at least fifteen days before the anticipated filing date of such registration statement, and such InvestCo Piggy-Back Notice also shall be required to offer to Green Planet the opportunity to register such aggregate number of shares of InvestCo Common Stock as Green Planet may request, subject to the terms hereof.  Green Planet shall have the right, exercisable for the five days immediately following the giving of the InvestCo Piggy-Back Notice, to request, by written notice (each, a "GP Notice") to InvestCo, the inclusion of all or any portion of the shares of InvestCo Common Stock owned by Green Planet in such registration statement.  InvestCo shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the inclusion of the Green Planet’s InvestCo shares which were the subject of the GP Notice in such underwritten offering on the same terms and conditions as any similar securities of InvestCo included therein.  Notwithstanding anything to the contrary contained in this Section 1.4(i), if the managing underwriter(s) of such underwritten offering or any proposed underwritten offering delivers a written opinion to Green Planet that the total amount and kind of securities which they, InvestCo and any other person intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the account of Green Planet and persons other than InvestCo shall be eliminated or reduced pro rata (based on the amount of securities owned by Green Planet and other persons which carry registration rights) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) in its written opinion.

(i)

Piggy-Back Registration; Expenses.  The obligations of InvestCo under this Section 1.4 shall be one time only.  Subject to the provisions of Section 1.4 hereof, InvestCo will pay all Registration Expenses in connection with any registration of the shares of InvestCo Common Stock owned by green Planet pursuant to this Section 1.4(ii), but InvestCo shall not be responsible for the payment of any underwriter's discount, commission or selling concession in connection therewith.

(ii)

Withdrawal or Suspension of Registration Statement.  Notwithstanding anything contained to the contrary in this Section 1.4, InvestCo shall have the absolute right, whether before or after the giving of a InvestCo Piggy-Back Notice or a GP Notice, to determine not to file a registration statement in which Green Planet shall have the right to include its shares of InvestCo common stock pursuant to this Section 1.4, to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement.

(iv)

Obligations of Green Planet.  In connection with any registration of InvestCo Common Stock owned by Green Planet, pursuant to this Section 1.4, InvestCo may require Green Planet to provide InvestCo such information regarding the distribution of such shares as the Company may from time to time reasonably request in writing.

1.5

Legends.  Green Planet and InvestCo each agrees and understands that until such time as the resale of such shares received by them under Section 1.1 (subject to adjustment under Section 1.2) have been registered under the 1933 Act, the certificates representing the said shares shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (b) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

1.6

Each share of GP Preferred Stock purchased by InvestCo may be exchanged for and converted into shares of Green Planet Common stock on a one thousand-for-one basis. Any fractional shares that would result from such exchange will be rounded up to the next highest whole number. Each such share so issued shall contain a legend restricting the transfer thereof in accordance with applicable securities laws.

1.7

No Dilution.  (a)  InvestCo shall neither effect, nor fix any record date with respect to, any stock split, stock dividend, reverse stock split, recapitalization, or similar change in InvestCo's Common Stock between the date of this Agreement and the Closing Date.  (b)  Green Planet shall neither effect, nor fix any record date with respect to, any stock split, stock dividend, reverse stock split, recapitalization, or similar change in Green Planet's Common Stock between the date of this Agreement and the Closing Date.

1.8

Closing. The consummation of the Transaction (the "Closing") shall take place at the offices of Arnstein & Lehr, LLP, on a date to be mutually agreed upon by the Parties, which shall be no later than June 30, 2009.  The date on which the Closing actually takes place is referred to as the “Closing Date.”

1.9

Closing Events.  At the Closing, each of the Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, agreements, resolutions, schedules, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the other Parties hereto and their respective legal counsel in order to effectuate or evidence the Transactions.  If agreed to by the Parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by efax, fax, email and/or express courier.

1.10

Escrow Account.  Thirty-five percent (35%) of the shares of InvestCo Common Stock being issued to Green Planet as set forth herein shall be deposited into an escrow account. Said escrow account shall provide that the shares may be released to the respective Party upon the occurrence or non-occurrence of certain performance events as set forth in that certain escrow agreement executed by the Parties simultaneously with this Agreement, which is attached hereto as Exhibit A and incorporated herein as if fully set forth.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF GREEN PLANET

As an inducement to, and to obtain the reliance of InvestCo, Green Planet represents and warrants as follows:

2.1

Organization.  Green Planet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.  A certified copy of the Articles of Incorporation and bylaws of Green Planet are attached hereto as Schedule 2.1.  Green Planet has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not, and the consummation of the Transactions in accordance with the terms hereof will not, violate any provision of Green Planet’s organizational documents.  Green Planet has taken all action required by laws, its articles of incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. Green Planet has full power, authority, and legal right and has taken or will take all action required by law, its Certificate of Incorporation, and otherwise to consummate the Transactions.  Green Planet is a corporation in good standing under the laws of the state of Delaware and shall receive a certificate of good standing from the Secretary of State of the State of Delaware, dated as of a date within ten days prior to the Closing Date certifying that Green Planet is in good standing as a corporation in the State of Delaware.

2.2

Capitalization.  Green Planet has a total of 15,589,367 issued and outstanding shares of common stock, each of which is legally issued, fully paid, and non-assessable.  All such shares of Green Planet Common Stock are held of record by the Green Planet Shareholders.  Green Planet has no other capital stock, warrants, options, or other securities convertible into shares of Green Planet capital stock, outstanding other than the Green Planet Common Stock.

2.3

Taxes.

(a)

Green Planet has filed all Federal, state and local tax returns required to be filed by it from its inception to the date hereof.  All such returns are complete and accurate in all material respects.

(b)

Green Planet has no liabilities with respect to the payment of Federal, state, county, local, or other taxes, including any deficiencies, interest, or penalties (collectively "Taxes"), except for taxes accrued but not yet due and payable, for which Green Planet may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)

No deficiency for any Taxes has been proposed, asserted or assessed against Green Planet.  There has been no Tax audit, nor has there been any notice to Green Planet by any taxing authority regarding any such Tax audit, or, to the knowledge of Green Planet, is any such Tax audit threatened with regard to any Taxes or Green Planet tax returns.  Green Planet does not expect the assessment of any additional Taxes of Green Planet for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for Taxes of Green Planet.

(d)

The books and records, financial and otherwise, of Green Planet are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4

Financial Statements.

(a)

Attached hereto as Schedule 2.4 are true and correct copies of Green Planet' balance sheet as of December 31, 2008 (audited), and the Green Planet income statement and statement of stockholder's equity for the year ended December 31, 2008 (audited) (collectively the "Green Planet 2008 Financial Statements").  The Green Planet Financial Statements (including any related notes): (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments), and (ii) fairly present in all material respects the consolidated financial position of Green Planet as of the respective dates thereof and the results of operations and cash flows of Green Planet for the periods covered thereby.

(b)

Except for those liabilities that are reflected or reserved on the Green Planet Financial Statements (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2008, Green Planet has not incurred any liability of any nature whatsoever (whether absolute, accrued or contingent and whether due or to become due) that has had or is reasonably likely to have, either individually or in the aggregate, a material adverse effect on the business, operations, financial condition, or prospects of Green Planet.

2.5

Information.  The information concerning Green Planet set forth in this Agreement and the schedules hereto is and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

2.6

Absence of Certain Changes or Events.  Except as set forth in this Agreement or the schedules hereto, since March 31, 2009, there has not been (i) any material adverse change in the business, operations, financial condition, or prospects of Green Planet; or (ii) any damage, destruction, or loss to Green Planet (whether or not covered by insurance) materially and adversely affecting the business, operations, financial condition, or prospects of Green Planet;

2.7

Litigation and Proceedings.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Green Planet, threatened by or against Green Planet, or affecting Green Planet, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.8

No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the Transactions will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Green Planet is a party or to which any of its properties or operations are subject.

2.9

Compliance With Laws and Regulations.  To the best of its knowledge, Green Planet has complied with all applicable statutes and regulations of any Federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, financial condition, or prospects of Green Planet or except to the extent that noncompliance would not result in the incurrence of any material liability.

2.10

Approval of Agreement.  The board of directors of Green Planet (the “Green Planet Board”) has authorized the execution and delivery of this Agreement by Green Planet and has approved the Transactions.  Copies of said consent resolutions are attached hereto as Schedule 2.10.

2.11

Title and Related Matters.  Green Planet has good and marketable title to all of its properties, interest in properties, and assets, real and personal, (except properties, interest in properties, and assets sold or otherwise disposed of in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except.

2.12

Brokers.  Green Planet has not entered into any contract with any person, firm or other entity that would obligate Green Planet or InvestCo to pay any commission, brokerage or finders’ fee in connection with the Transactions.

2.13

Full Disclosure.  There is no fact actually known to Green Planet that would reasonably be expected to materially and adversely affect the ability of Green Planet to perform its obligations pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF INVESTCO

As an inducement to, and to obtain the reliance of Green Planet and the Green Planet Shareholders, InvestCo represents and warrants as follows:

3.1

Organization.  InvestCo is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. A certified copy of the Articles of Incorporation and bylaws of InvestCo are attached hereto as Schedule 3.1.  InvestCo has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not, and the consummation of the Transactions in accordance with the terms hereof will not, violate any provision of InvestCo’s organizational documents.  InvestCo has taken all action required by laws, its articles of incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. InvestCo has full power, authority, and legal right and has taken or will take all action required by law, its Certificate of Incorporation, and otherwise to consummate the Transactions.  InvestCo is a corporation in good standing under the laws of the state of Florida and shall receive a certificate of good standing from the Secretary of State of the State of Florida, dated as of a date within ten days prior to the Closing Date certifying that InvestCo is in good standing as a corporation in the State of Florida.

3.2

Capitalization.  InvestCo has a total of 101,625,000 issued and outstanding shares of common stock, each of which is legally issued, fully paid, and non-assessable.  All such shares of InvestCo Common Stock are held of record by the InvestCo Shareholders.  InvestCo has no other capital stock, warrants, options, or other securities convertible into shares of InvestCo capital stock, outstanding other than the InvestCo Common Stock.

3.3

Information.  The information concerning InvestCo set forth in this Agreement and the schedules hereto is and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

3.4

Litigation and Proceedings.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of InvestCo, threatened by or against InvestCo, or affecting InvestCo, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

3.5

No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the Transactions will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which InvestCo is a party or to which any of its properties or operations are subject.

3.6

Compliance With Laws and Regulations.  To the best of its knowledge, InvestCo has complied with all applicable statutes and regulations of any Federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, financial condition, or prospects of InvestCo or except to the extent that noncompliance would not result in the incurrence of any material liability.

3.7

Approval of Agreement.  The board of directors of InvestCo (the “InvestCo Board”) has authorized the execution and delivery of this Agreement by InvestCo and has approved the Transactions.  Copies of said consent resolutions are attached hereto as Schedule 3.7.

3.8

Title and Related Matters.  InvestCo has good and marketable title to all of its properties, interest in properties, and assets, real and personal, (except properties, interest in properties, and assets sold or otherwise disposed of in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except.

3.9

Brokers.  InvestCo has not entered into any contract with any person, firm or other entity that would obligate InvestCo or InvestCo to pay any commission, brokerage or finders’ fee in connection with the Transactions.

3.10

Full Disclosure.  There is no fact actually known to InvestCo that would reasonably be expected to materially and adversely affect the ability of InvestCo to perform its obligations pursuant to this Agreement.

ARTICLE IV

INDEMNIFICATION

4.1

Indemnification.

(a)

Green Planet hereby agrees to indemnify InvestCo and each of its officers and directors against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based upon any breach by Green Planet of any of its representations, warranties, or covenants as set forth in this Agreement.

(b)

InvestCo hereby agrees to indemnify the Green Planet Shareholders, Green Planet, and each of its officers and directors from and against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on breach by InvestCo of any of its representations, warranties, or covenants as set forth in this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTCO

The obligations of InvestCo under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1

Performance.  The representations and warranties made by Green Planet in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Green Planet shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Green Planet prior to or at the Closing.

5.2

Officer’s Certificate.  InvestCo shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Green Planet confirming that the conditions set forth in Section 5.1 have been satisfied.

5.3

No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the business, operations, financial condition, or prospects of Green Planet, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the business, operations, financial condition, or prospects of Green Planet.

5.4

Good Standing.  InvestCo shall have received a certificate of good standing from the

Secretary of State of the State of Delaware, dated as of a date within ten days prior to the Closing Date certifying that Green Planet is in good standing as a corporation in the State of Delaware.

5.5

Other Items.

(a)

InvestCo shall have received such further documents, certificates, or instruments relating to the Transactions as InvestCo may reasonably request.

(b)

InvestCo shall have completed, and shall be satisfied with, in its sole discretion, its due diligence review of Green Planet.

(c)

The Transactions shall have been approved by the Green Planet Board of Directors and the Green Planet Shareholders.

(d)

Any necessary third-party consents shall be obtained prior to Closing.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF GREEN PLANET

The obligations of Green Planet under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1

Accuracy of Representations; Performance.  The representations and warranties made by InvestCo in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and InvestCo shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by InvestCo prior to or at the Closing.

6.2

Officer’s Certificate.  Green Planet shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of InvestCo confirming that the conditions set forth in Section 6.1 have been satisfied.

6.3

No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the business, operations, financial condition, or prospects of InvestCo nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the business, operations, financial condition, or prospects of InvestCo.

6.4

Good Standing.  Green Planet shall have received a certificate of good standing from the Secretary of State of the State of Nevada, dated as of a date within ten days prior to the Closing Date certifying that InvestCo is in good standing as a corporation in the State of Nevada.

6.5

Other Items.

(a)

Green Planet shall have completed, and shall be satisfied with, in its sole discretion, its due diligence review of InvestCo.

(b)

The Transactions shall have been approved by InvestCo's Board of Directors and shareholders.

ARTICLE VII

TERMINATION

7.1

Termination.  (a)

This Agreement may be terminated by either the Green Planet Board or InvestCo's Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the Transactions and which, in the judgment of such Board of Directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or (ii) any of the Transactions are disapproved by any regulatory authority whose approval is required to consummate such Transactions or in the judgment of such Board of Directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange. In the event of termination pursuant to this paragraph (a) of Section 7.1, no obligation, right, or liability shall arise hereunder.

(b)

This Agreement may be terminated at any time prior to the Closing by action of InvestCo's Board if Green Planet shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Green Planet contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to Green Planet. If this Agreement is terminated pursuant to this paragraph (b) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.

(c)

This Agreement may be terminated at any time prior to the Closing by action of the Green Planet Board if InvestCo shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of InvestCo contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to InvestCo.  If this Agreement is terminated pursuant to this paragraph (c) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.

ARTICLE VIII

MISCELLANEOUS

8.1

Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Florida, without regard to its choice of law principles.

8.2

Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

8.3

Expenses.  Except as otherwise set forth herein, each Party shall bear its own costs and expenses associated with the Transactions contemplated by this Agreement.

8.4

Schedules; Knowledge.  Each Party is presumed to have full knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.

8.5

Third Party Beneficiaries.  This contract is solely between InvestCo and Green Planet and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.6

Entire Agreement.  This Agreement represents the entire agreement between the Parties relating to the Transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.7

Survival.  The representations and warranties of the respective Parties shall survive the Closing Date and the consummation of the Transactions.

8.8

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.9

Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

8.10

Further Assurances.  Each Party to this Agreement shall take all such actions reasonably necessary to effectuate the terms and conditions of this Agreement and the Transactions set forth herein.

8.11

Assignment.  Subject to any provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns; provided, however, that no Party may assign this Agreement without the prior written consent of the other Parties.

8.12

Severability.  In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above-written.

ONE HOLDINGS, CORP.

By:
Name:
Title:

GREEN PLANET BIIOENGINEERING CO., LTD.

By:
Name:
Its: